CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-159446 on Form N-14 under the Securities Act of 1933, of our report dated November 26, 2008, relating to the financial statements and financial highlights of Summit Mutual Funds, Inc. -- Apex Series, including the SMF Calvert High Yield Bond Fund (formerly High Yield Bond Fund) and SMF Calvert Short-Term Government Fund (formerly Short-term Government Fund) appearing in the Annual Report on Form N-CSR of Summit Mutual Funds, Inc. -- Apex Series for the year ended September 30, 2008.

DELOITTE & TOUCHE LLP

Chicago, Illinois
June 2, 2009